EXHIBIT 10.9

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is dated as of June 29, 2011 between SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (the “Pledgee”), and each of the parties listed on the signature pages hereto as pledgors (each, a “Pledgor,” and collectively, the “Pledgors”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Loan and Security Agreement dated as of the date hereof (as may be amended, restated, or otherwise modified from time to time, the “Loan Agreement”) by and among GLOBAL TELECOM & TECHNOLOGY, INC., a Delaware corporation, GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC., a Virginia Corporation, WBS CONNECT, LLC., a Colorado limited liability company, PACKETEXCHANGE, INC., a Delaware corporation and PACKETEXCHANGE (USA), INC., a Delaware corporation (individually and collectively, “Borrower”) and the Pledgee, the Pledgee has agreed to extend credit from time to time to Borrower, on the terms and conditions set forth in such Loan Agreement, but only upon the condition that the Pledgors execute and deliver this Agreement.

WHEREAS, each Pledgor legally and beneficially owns the issued and outstanding equity interests as described on Exhibit A hereto; and

WHEREAS, each Pledgor will derive substantial benefit and advantage from the financial accommodations as set forth in the Loan Agreement; and

WHEREAS, to induce the Pledgee to enter into the Loan Agreement, in order to secure the payment and performance by each Pledgor of the Liabilities (as hereinafter defined), each Pledgor has respectively agreed to pledge to Pledgee, one hundred percent (100%) of such Pledgor’s equity interests in each issuer organized in the United States, the District of Columbia or any territory thereof (“Domestic Issuer”) and sixty-five percent (65%) of such Pledgor’s voting equity interests and one hundred percent (100%) of its non-voting equity interests in each issuer organized in a jurisdiction outside the United States, where a guarantee of the Obligations (as such term is defined in the Loan Agreement) by such issuer would result in adverse U.S. federal income tax consequences to the Pledgor, and one hundred percent (100%) thereof otherwise (“Foreign Issuer”), now or hereafter owned or acquired by Pledgor as security for the Liabilities;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

Section 1.  Defined Terms.  Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed thereto in the Loan Agreement.  Terms defined in the Uniform Commercial Code, as in effect in the State of New York from time to time (the “UCC”), which are not otherwise defined in this Agreement or in the Loan Agreement are used in this Agreement as defined in the UCC as in effect on the date hereof.  For purposes hereof, “equity interest” of or in any issuer shall include, without limitation, all limited liability company membership interests and units, together with all options, warrants and other rights or instruments exercisable or exchangeable for, or convertible into, such interests or units.

Section 2.  Pledge.  Each Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to Pledgee, a security interest in the following assets, properties and items ((i) whether now existing or hereafter existing, and (ii) whether consisting of investment property, accounts, payment intangibles or other general intangibles, or proceeds of any Pledged Collateral as hereafter defined (collectively the “Pledged Collateral”)): (i) all of such Pledgor’s equity interests in each Domestic Issuer and sixty-five percent (65%) of such Pledgor’s voting equity interests and one hundred percent (100%) of such Pledgor’s non-voting equity interests in each Foreign Issuer or one hundred percent (100%) of the equity in such Foreign Issuer if a guarantee of the Obligations by such issuer would not have an adverse U.S. Federal income tax consequence to such Pledgor, now owned or hereafter acquired by such Pledgor, including, without limitation, such Pledgor’s (A) interests in the profits and losses of each such issuer, (B) rights and interests to receive distributions of each such issuer’s assets and properties and (C) rights and interests, if any, to participate in the management of each such issuer related to such equity interests (collectively, the “Pledged Interests”), (ii) all rights, privileges, authority and powers of such Pledgor as an owner or holder of the limited liability company or membership interests or units of such issuers/Pledgors as owners of such issuers, (iii) all other property hereafter delivered to, or in the possession or in the custody of, Pledgee in substitution for or in addition to the Pledged Interests, (iv) any other property of such Pledgor in connection with the Pledged Interests, as described in Section 4 below, now or hereafter delivered to, or in the possession or custody of Pledgor, and (v) all proceeds of the Pledged Collateral, as collateral security for:

(a)           the prompt and complete payment when due in accordance with the terms of the Loan Documents (whether at the stated maturity, by acceleration or otherwise) of all the Obligations; and

(b)           the due and punctual payment and performance by each Pledgor of its obligations and liabilities under, arising out of or in connection with this Agreement;

(all of the foregoing being referred to hereinafter collectively as the “Liabilities”).

Section 3.  Representations and Warranties of Pledgor.  As of the date hereof, and with respect to any Person who joins this Agreement following such date, each Pledgor represents and warrants to Pledgee, and covenants with Pledgee, that:

(a)           Such Pledgor is the record beneficial owner of, and has legal title to, the Pledged Interests listed on Exhibit A, and after giving effect to the Loan Agreement and the transactions contemplated to occur on the Effective Date, such Pledged Interests are and will remain and all other equity interests constituting Pledged Collateral will be, free and clear of all pledges, Liens, security interests and other encumbrances and restrictions whatsoever, except the Liens and security interests created by this Agreement and the Permitted Liens (as defined in, and pursuant to, the Loan Agreement), to the extent applicable to the Pledged Interests;

(b)           Each Pledgor has full power and authority to execute and deliver this Agreement and to pledge the Pledged Interests and Pledged Collateral to Pledgee,

(c)           this Agreement has been duly authorized, executed and delivered by each Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally;

(d)           the Pledged Interests have been, and the Pledged Collateral constituting interests will be, duly and validly authorized and issued, and are or will be fully paid and non-assessable.  Any Pledged Interest represented by stock certificates, which certificates, with undated assignments separate from such certificates, duly executed in blank by each Pledgor, shall be delivered as of the date hereof to Pledgee, for the benefit of Pledgee, each in form and substance reasonably satisfactory to Pledgee.  Pledgee, shall maintain possession and custody of all certificates representing the Pledged Interests and Pledged Collateral;

(e)           no consent, approval or authorization of or designation or filing with any Governmental Authority on the part of any Pledgor is required in connection with the pledge and security interest granted under this Agreement, or, as of the date hereof, the exercise by Pledgee of the voting and other rights provided for in this Agreement of any Governmental Authority or any other Person;

(f)           the execution, delivery and performance of this Agreement by each Pledgor will not violate any law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or Governmental Authority or of the certificate of organization or incorporation, as applicable, by-laws or operating agreement of such Pledgor or of any such issuer listed on Exhibit A, or of any securities issued by any such issuer, or, after giving effect to the Loan Agreement, any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which such Pledgor is a party or which purports to be binding upon such Pledgor or upon any of its assets, and, after giving effect to the Loan Agreement and the transactions contemplated to occur on the Effective Date, will not result in the creation or imposition of any Lien, charge or encumbrance on or security interest in any of the assets of such Pledgor or any issuer of Pledged Interests except as contemplated by this Agreement and the Loan Agreement;

(g)           None of the operating agreements, limited liability agreements, or other agreements governing any Pledged Interests of a Company that is a limited liability company (or similar entity); provided that such Pledged Interests governed thereby are securities governed by Article 8 of the UCC; and

(h)           after giving effect to the Loan Agreement and the transactions contemplated to occur on the Effective Date, the pledge, assignment and delivery to Pledgee of the Pledged Interests pursuant to this Agreement creates a valid perfected first priority security interest in the Pledged Interests and the proceeds thereof in favor of Pledgee, subject to no prior pledge, Lien, mortgage, hypothecation, security interest, charge, option or encumbrance, except Permitted Liens (as defined in, and pursuant to, the Loan Agreement), to the extent applicable to the Pledged Interests, or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Interests.  Each Pledgor covenants and agrees that it shall use their best efforts to defend Pledgee’s right, title and security interest in and to the Pledged Interests and the proceeds thereof against the claims and demands of all Persons whomsoever.

Section 4.  Dividends, Distributions, etc.  If, while this Agreement is in effect, any Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing an equity dividend or an equity distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Interests, or otherwise, such Pledgor agrees to accept the same as Pledgee’s agent and to hold the same in trust for Pledgee, and to deliver the same forthwith to Pledgee in the exact form received, with the endorsement of such Pledgor when necessary and/or appropriate undated assignments separate from certificate duly executed in blank, to be held by Pledgee, subject to the terms hereof, as additional Pledged Collateral.  Except as provided in subsection 5(a)(ii) below, in case any distribution of capital shall be made on or in respect of the Pledged Interests or any property shall be distributed upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to Pledgee to be held by it as additional Pledged Collateral.  Except as provided in subsection 5(a)(ii) below, all sums of money and property so paid or distributed in respect of the Pledged Interests which are received by a Pledgor shall, until paid or delivered to Pledgee, be held by such Pledgor in trust as additional Pledged Collateral.

Section 5.  Administration of Security.  The following provisions shall govern the administration of the Pledged Interests:

(a)           So long as no Event of Default has occurred and is continuing, each Pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 8 below):

(i)
to vote or consent with respect to its respective Pledged Interests in any manner permitted or not inconsistent with this Agreement, the Loan Agreement and the other “Loan Documents” referred to therein; provided, however, that without the Pledgee’s prior written consent, no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Pledgee in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Loan Documents): (i) the dissolution or liquidation, in whole or in part, of an Pledgor; (ii) the consolidation or merger of a Pledgor with any other Person; (iii) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledgor or the issuance of any additional equity interests; (iv) the alteration of the voting rights with respect to the equity interests of a Pledgor; or (v) amend or otherwise modify the Operating Documents in any way which would materially adversely affect Purchaser’s rights or remedies under this Agreement (including, without limitation, any amendment or modification that would cause the Issuer to “opt in” to Article 8 of the UCC); and

(ii)	to receive and retain cash distributions in the ordinary course made in respect of the Pledged Interests, to the extent permitted to be paid pursuant to the Loan Agreement.

Each Pledgor hereby grants to Pledgee or its nominee, on behalf of Pledgee, an irrevocable proxy to exercise all voting and membership rights relating to the Pledged Interests in any instance, including, without limitation, to approve any merger involving any Subsidiary as a constituent company (“Voting and Membership Rights”), which proxy shall only be exercisable upon the occurrence and during the continuance of an Event of Default.  After the occurrence and during the continuance of an Event of Default, and upon the request of Pledgee, such Pledgor agrees to deliver to Pledgee, on behalf of Pledgee, such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Interests as Pledgee may request.

(b)           Upon the occurrence and during the continuance of an Event of Default, in the event that a Pledgor, as record and beneficial owner of the Pledged Interests, shall have received or shall have become entitled to receive, any cash dividends or other distributions in the ordinary course, such Pledgor, if requested, shall deliver to Pledgee, and Pledgee, shall be entitled to receive and retain, all such cash or other distributions as additional Pledged Collateral.

(c)           Subject to any sale or other disposition by Pledgee, of the Pledged Interests or other property pursuant to this Agreement, the Pledged Interests and any other Pledged Collateral shall be delivered to Pledgor upon payment in full of the Obligations (other than inchoate liabilities, but including, without limitation, Obligations arising under the European Loan Agreement) and at such time as Pledgee’s obligation to make Credit Extensions has terminated, Pledgee shall release its liens and security interests in the Collateral and all rights therein shall revert to Pledgor.

Section 6.  Rights of Pledgee.  Pledgee shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Pledgee be under any obligation to take any action whatsoever with regard thereto.  Any or all of the Pledged Interests held by Pledgee hereunder may, if an Event of Default has occurred and is continuing, in respect of which Pledgee has provided Pledgor with three (3) Business Days notice of its intention to exercise its rights hereunder, be registered in the name of Pledgee or its nominee and Pledgee or its nominee may thereafter without notice exercise all voting and membership rights at any meeting with respect to any issuer of Pledged Interests and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Interests upon, the merger, consolidation, reorganization, recapitalization or other readjustment with respect to any issuer of Pledged Interests or upon the exercise by Pledgor or Pledgee of any right, privilege or option pertaining to any of the Pledged Interests, and in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may reasonably determine, all without liability except to account for property actually received by Pledgee, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

Section 7.  Remedies.  Upon the occurrence and during the continuance of an Event of Default, Pledgee, upon the notice specified below of time and place of public or private sale, but otherwise without demand of performance or other demand, advertisement or notice of any kind to or upon each Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived, except such notices as required by applicable law and cannot be waived), may forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of (including the disposition by merger) and deliver said Pledged Collateral, or any part thereof, in one or more portions at public or private sale or sales or transactions, at any exchange, broker’s board or at any of Pledgee’s offices or elsewhere upon such terms and conditions as Pledgee may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to Pledgee upon any such sale or sales, public or private, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released, unless, in each case otherwise required by applicable law.  Pledgee, shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the safekeeping of any and all of the Pledged Collateral or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys’ fees and legal expenses, to the payment, in whole or in part, of the Liabilities in accordance with the Loan Agreement.  After so paying over such net proceeds and after the payment by Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-608 of the UCC, Pledgee shall, account for the surplus, if any, to each Pledgor.  Each Pledgor shall not remain liable for any deficiency remaining unpaid after such application.  Each Pledgor agrees that Pledgee shall give not less than ten (10) Business Days notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters.  No notification need be given to Pledgor if Pledgor has signed after the occurrence and during the continuance of an Event of Default a statement renouncing or modifying any right to notification of sale or other intended disposition.  In addition to the rights and remedies granted to Pledgee in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Liabilities, Pledgee shall have all the rights and remedies of a secured party under the UCC and under any other applicable law.

Section 8.  No Disposition, etc.  Without the prior written consent of Pledgee, except as expressly permitted under the terms and conditions of the Loan Agreement, each Pledgor agrees that Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Interests or any other Pledged Collateral, nor will Pledgor create, incur or permit to exist any pledge, Lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Interests, any other Pledged Collateral or any interest therein, or any proceeds thereof, except for the Lien and security interest provided for by this Agreement and the Liens listed of the definition of “Permitted Liens” (as defined in, and pursuant to, the Loan Agreement), to the extent applicable to the Pledged Interests.  Except as expressly permitted by the Loan Agreement, without the prior written consent of Pledgee (which consent shall not be unreasonably withheld so long as no Event of Default has occurred and is continuing or would result therefrom), each Pledgor agrees that it will not vote to enable, and will not otherwise permit, any issuer of Pledged Interests to (a) issue any equity interests or other securities of any nature in addition to or in exchange or substitution for the Pledged Interests or (b) dissolve, liquidate, retire any of its capital stock, reduce its capital or merge or consolidate with any other Person.

Section 9.  Sale of Pledged Interests.

(a)           Each Pledgor recognizes that Pledgee, may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of any issuer of Pledged Interests) of any or all the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, agrees that any such private sale or disposition shall be deemed to be reasonable and effected in a commercially reasonable manner.  Pledgee shall be under no obligation to delay a sale or disposition of any of the Pledged Collateral in order to permit Pledgor or any issuer of Pledged Interests to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor or any issuer of Pledged Interests would agree to do so.

(b)           Each Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales or dispositions of any portion or all of the Pledged Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales or dispositions, all at Pledgor’s expense.  Pledgor further agrees that a breach of any of the covenants contained in Sections 2, 4, 5(b), 8 or 9 hereof will cause irreparable injury to Pledgee, that Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of Pledgee to seek and obtain specific performance of other obligations of Pledgor contained in this Agreement, that each and every covenant referenced above shall be specifically enforceable against each Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

(c)           Each Pledgor further agrees to indemnify and hold harmless Pledgee, each of its respective successors and assigns, officers, directors, employees, agents and attorneys, and any Person in control of any thereof, from and against any loss, liability, damage and expense, including, without limitation, reasonable counsel fees (collectively called the “Indemnified Liabilities”), under federal and state securities laws or otherwise insofar as such loss, liability, damage or expense:

(i)
arises out of or is based upon any untrue statement of a material fact by such Pledgor or any of its Affiliates, officers, directors, employees, agents or attorneys, or any Person in control of any thereof, contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or in any amendment or supplement to any of the foregoing or in any other writing prepared by Pledgor or any of its Affiliates, officers, directors, employees, agents or attorneys or any Person in control of any thereof, in connection with the offer, sale or resale of all or any portion of the Pledged Collateral unless such untrue statement of material fact was provided by Pledgee specifically for inclusion therein; or

(ii)	arises out of or is based upon any omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading;

such indemnification to remain operative regardless of any investigation made by or on behalf of Pledgee or any successor thereof, or any Person in control of any thereof.  In connection with a public sale or other distribution, each Pledgor will provide customary indemnification to any underwriters, their respective successors and assigns, their respective officers and directors and each Person who controls any such underwriter (within the meaning of the Act).  If and to the extent that the foregoing undertakings in this Section 9(c) may be unenforceable for any reason, each Pledgor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  The obligations of each Pledgor under this Section 9(c) shall survive any termination of this Agreement.  Notwithstanding the foregoing, each Pledgor shall have no obligations hereunder with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are caused by the gross negligence or willful misconduct of Pledgee as determined by a final non-appealable judgment by a court of competent jurisdiction.

(d)           Each Pledgor further agrees that it hereby waives any and all rights of subrogation, reimbursement, exoneration, contribution and similar rights it may have against any issuer of Pledged Interests, upon the sale or sales or dispositions of any portion or all of the Pledged Collateral by Pledgee.

Section 10.  Further Assurances.  Each Pledgor agrees that at any time and from time to time, upon the written request of Pledgee, each Pledgor will execute and deliver all assignments separate from certificate, financing statements and such further documents and do such further acts and things as Pledgee may reasonably request consistent with the provisions hereof in order to effect the purposes of this Agreement.

Section 11.  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.  No Waiver; Cumulative Remedies.  Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by Pledgee shall be valid unless in writing and signed by Pledgee and then only to the extent therein set forth.  A waiver by Pledgee, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee, would otherwise have on any further occasion.  No course of dealing between any Pledgor and Pledgee and no failure to exercise, nor any delay in exercising on the part of Pledgee of any right, power or privilege hereunder or under the Loan Documents shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

Section 13.  Successors.  This Agreement and all obligations of each Pledgor hereunder shall be binding upon the successors and assigns of such Pledgor, and shall, together with the rights and remedies of Pledgee hereunder, inure to the benefit of Pledgee and its successors and assigns, except that such Pledgor shall not have any right to assign its obligations under this Agreement or any interest herein without the prior written consent of Pledgee.

Section 14.  Termination.  This Agreement and the Liens and security interests granted hereunder shall terminate upon indefeasible full and complete performance and satisfaction of the Liabilities (other than contingent indemnification obligations), and promptly upon the Commitment Termination Date, Pledgee shall surrender the certificates evidencing the Pledged Interests to each Pledgor.

Section 15.  Possession of Pledged Collateral.  Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral in the physical possession of Pledgee pursuant hereto, neither Pledgee nor any nominee of Pledgee shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering them to Pledgor.

Section 16.  Survival of Representations.  All representations and warranties of Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.

Section 17.  Taxes and Expenses.  Each Pledgor will upon demand pay to Pledgee all reasonable expenses, including the reasonable fees and expenses of counsel for Pledgee and of any experts and agents that Pledgee may incur in connection with:

(a)           the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral;

(b)           the administration of this Agreement;

(c)           the exercise or enforcement of any of the rights of Pledgee hereunder; or

(d)           the failure of a Pledgor to perform or observe any of the provisions hereof.

Section 18.  Pledgee Appointed Attorney-In-Fact.  Each Pledgor hereby irrevocably appoints Pledgee as such Pledgor’s attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default, subject to the notice provisions contained herein and in the Loan Documents with respect to certain actions, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee’s discretion, to take any action and to execute any instrument that Pledgee deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.

Section 19.  Notices.  All notices, approvals, requests, demands and other communications hereunder shall be made pursuant to, and in accordance with, and to the contact information provided in, Section 10 of the Loan Agreement or to such other address or addresses or facsimile number or numbers as any party hereto may most recently have designated in writing to the other party by such notice.  All such communications shall be deemed to have been given or made (i) if delivered in person, when delivered, (ii) if delivered by facsimile, on the date of transmission if transmitted on a Business Day before 5:00 p.m. Massachusetts time, otherwise on the next Business Day, (iii) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed and (iv) if mailed, three (3) Business Days after deposited in the United States mail, certified or registered.

Section 20.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH PLEDGOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH PLEDGOR, THE PLEDGEE PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT THE PLEDGEE AND EACH PLEDGOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE PLEDGEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE PLEDGED INTERESTS OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF PLEDGEE.  EACH PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PLEDGOR HEREBY WAIVES ANY OBJECTION WHICH PLEDGOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER

VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO PLEDGOR AT THE ADDRESS SET FORTH IN SECTION 19 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF PLEDGOR’S ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

Section 21.  WAIVER OF JURY TRIAL.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG PLEDGEE AND ANY PLEDGOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

Section 22.  Changes in Writing.  No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by any Pledgor thereof from, shall in any event be effective without the written agreement of Pledgee and such Pledgor, and then only to the extent specifically set forth in such writing.

Section 23.  Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 24.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Pledgee, electronic means, all of which shall be equally valid.

Section 25.  Entire Agreement.  This Agreement embodies the entire agreement and understanding between each Pledgor and Pledgee with respect to the subject matter hereof and supersedes all prior oral and written agreements and understandings between each Pledgor and Pledgee relating to the subject matter hereof.

Section 26.  Intercreditor; Subordination.

(a)           Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this Agreement, the exercise of any right or remedy with respect hereto, and certain of the rights of the Pledged Interests hereof are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGORS: GLOBAL TELECOM & TECHNOLOGY, INC.
By:	/s/ Eric A. Swank
Name:	Eric A. Swank
Title:	Chief Financial Officer

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.
By:	/s/ Eric A. Swank
Name:	Eric A. Swank
Title:	Chief Financial Officer

PLEDGEE: SILICON VALLEY BANK
By:	/s/ Christopher Leary
Name:	Christopher Leary
Title:	Relationship Manager

ACKNOWLEDGMENT

The undersigned each hereby (a) acknowledge receipt of a copy of the foregoing Pledge Agreement, (b) waive any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Interests or any other Pledged Collateral (as such terms are defined therein) in the name of Pledgee or its nominee or the exercise of voting rights by Pledgee, and (c) agree promptly to note on its books and records the transfer of the security interest in the equity interests of the undersigned as provided in such Pledge Agreement, including the following legend:

PURSUANT TO THAT CERTAIN PLEDGE AGREEMENT DATED AS OF JUNE 29, 2011 (AS FROM TIME TO TIME AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED), GLOBAL TELECOM & TECHNOLOGY, INC. HAS, UNDER THE CIRCUMSTANCES SPECIFIED IN SUCH PLEDGE AGREEMENT, EMPOWERED SILICON VALLEY BANK, TO VOTE THE INTERESTS REPRESENTED BY THIS CERTIFICATE PURSUANT TO SUCH PLEDGE AGREEMENT.

Pledge Agreement

Dated: June 29, 2011

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.
By:	/s/ Eric A. Swank
Name:	Eric A. Swank
Title:	Chief Financial Officer

GTT-EMEA, LTD.
By:	/s/ Richard D. Calder
Name:	Richard D. Calder Jr.
Title:	Director

  Pledge Agreement

ACKNOWLEDGMENT

The undersigned each hereby (a) acknowledge receipt of a copy of the foregoing Pledge Agreement, (b) waive any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Interests or any other Pledged Collateral (as such terms are defined therein) in the name of Pledgee or its nominee or the exercise of voting rights by Pledgee, and (c) agree promptly to note on its books and records the transfer of the security interest in the equity interests of the undersigned as provided in such Pledge Agreement, including the following legend:

PURSUANT TO THAT CERTAIN PLEDGE AGREEMENT DATED AS OF JUNE 29, 2011 (AS FROM TIME TO TIME AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED), GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC. HAS, UNDER THE CIRCUMSTANCES SPECIFIED IN SUCH PLEDGE AGREEMENT, EMPOWERED SILICON VALLEY BANK, TO VOTE THE INTERESTS REPRESENTED BY THIS CERTIFICATE PURSUANT TO SUCH PLEDGE AGREEMENT.

Dated: June 29, 2011
WBS CONNECT, LLC
By:	/s/ Eric A. Swank
Name:	Eric A. Swank
Title:	CFO of Managing Member

GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC
By:	/s/ Eric A. Swank
Name:	Eric A. Swank
Title:	CFO of Sole Member

TEK CHANNEL CONSULTING, LLC
By:	/s/ Eric A. Swank
Name:	Eric A. Swank
Title:	CFO of Managing Member

Pledge Agreement

PACKETEXCHANGE, INC.
By:	/s/ Eric A. Swank
Name:	Eric A. Swank
Title:	Director

PACKETEXCHANGE (USA), INC.
By:	/s/ Eric A. Swank
Name:	Eric A. Swank
Title:	Director

Exhibit A
to Pledge Agreement

PLEDGOR:

Issuer	Certificate No.	Date Issued	Percentage of Class Interests

PLEDGOR:

Issuer	Certificate No.	Date Issued	Percentage of Class Interests

PLEDGOR:

Issuer	Certificate No.	Date Issued	Percentage of Class Interests